Exhibit 99.3

Form 3 Continuation Sheet—Joint Filer Infornation

This Statement on Form 3 is filed by Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (U.K.) Partners III, L.P., Apollo Advisors II, L.P. and Apollo Management, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer:  Apollo Advisors II, L.P.
Date of Event Requiring Statement:  November 6, 2003
Issuer Name and Ticker or Trading Symbol:  Quality Distribution, Inc. (QLTY)

APOLLO INVESTMENT FUND III, L.P.

By: APOLLO ADVISORS II, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO OVERSEAS PARTNERS III, L.P.

By: APOLLO ADVISORS II, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO (U.K.) PARTNERS III, L.P.

By: APOLLO ADVISORS II, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO ADVISORS II, L.P.

By: APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO MANAGEMENT, L.P.

By: AIF III MANAGEMENT, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President